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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):
                               September 26, 1996


                          American Phoenix Group, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Delaware                      0-26110                  13-3768554
(STATE OR OTHER JURISDICTION OF       (Commission            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        File Number)        IDENTIFICATION NUMBER)




5 Park Plaza, Suite 1260, Irvine, CA                               92714
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


Registrant's telephone number, including area code: (714) 224-2525



Kushi Macrobiotics Corp., Three Stamford Landing,
Stamford, CT 06902
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)




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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

         On September 26, 1996 (the "Effective Date"), Kushi Macrobiotics Corp., a Delaware corporation ("Kushi"), completed the merger (the "Merger") with American Phoenix Group, Inc., a Nevada corporation ("APG"), and adopted that company's name (the combined entity after the name change is herein referred to as the "Registrant"). APG is an international holding company which seeks acquisitions that, in the opinion of its management, are likely to yield enhanced shareholder value and long term growth.

         Under the terms of the Merger, each share of APG Common Stock was converted into .4267 shares of Kushi Common Stock. Therefore, the shareholders of APG received shares of Common Stock of Registrant ("Common Stock") representing approximately 85% of the shares outstanding upon completion of the Merger. As a result of the Merger, APG's largest shareholder, Rubywell Pty. Ltd., a corporation organized under the laws of Australia ("Rubywell"), became the owner of approximately 28.40% of the issued and outstanding Common Stock. Rubywell is controlled by Messrs. Peter Benjamin and Charles E. Miller. As of the Effective Date, Registrant had an aggregate of 16,251,465 shares issued and outstanding.

         In addition, on the Effective Date, three of the four directors resigned from Registrant's Board of Directors. The resulting vacancies were filled by designees of APG.

         The Merger had been approved by the Boards of Directors and by the written consent in lieu of a meeting by a majority of the shareholders of Kushi and APG entitled to vote on the Merger.

         See Item 2 for additional disclosures.


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On the Effective Date Kushi completed the Merger with American APG, and adopted that company's name. Under the terms of the Merger, each share of APG Common Stock was converted into .4267 shares of Kushi Common Stock. Further, under the terms of the Merger, warrants and options to purchase and notes and debentures convertible into shares of Common Stock prior to the Merger remain outstanding.

         In connection with the Merger, immediately prior to the completion of the Merger on the Effective Date, Kushi transferred and assigned substantially all of its assets and certain of its liabilities relating to its natural food business to Kushi Natural Foods Corp., a newly formed Delaware

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corporation ("KNF"). In addition, Kushi declared a dividend consisting of a distribution to each stockholder of Kushi of three shares of KNF Common Stock that had previously been issued to Kushi as well as a warrant to purchase one share of Common Stock at $3.75 per share until August 10, 2000.

         See Item 1 for additional disclosures.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)               Financial Statements*

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES

                  Report of Independent Auditors

                  Consolidated Balance Sheets at August 31, 1994 and 1995
                   and May 31, 1996 (Unaudited)

                  Consolidated Statements of Operations for the years ended
                   August 31, 1994 and 1995 and nine months ended May 31, 1995 and 1996 (Unaudited)

                  Consolidated Statement of Shareholders' Equity (Deficiency for the years ended August 31, 1994 and 1995 and nine months ended May 31, 1996 (Unaudited)

                  Consolidated Statements of Cash Flows for the years ended
                   August 31, 1994 and 1995 and nine months ended May 31, 1995 and 1996 (Unaudited)

                  Notes to Consolidated Financial Statements

         (b)               Pro Forma Financial Information*

                  Consolidated Statement of Operations Data

                  Consolidated Balance Sheet Data

                  Statement of Shareholders' Equity

         (c)               Exhibits

                  (1) Amended and Restated Agreement and Plan of Merger by and among Kushi Macrobiotics Corp., American Phoenix
                  Group, Inc. and Kushi Natural Foods Corp. dated August
                  12, 1996


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         * Pursuant to Rule 12b-23 promulgated under the Securities Exchange Act of 1934, as amended, this information is incorporated herein by reference to the Registration Statement on Form S-4/Joint Information Statement declared effective on September 3, 1996 (File No. 333-10755).






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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: October 7, 1996



                                        AMERICAN PHOENIX GROUP, INC.


                                        By:  /s/ Daniel A. France,
                                             -------------------------------
                                             Chief Financial Officer





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